                                                                   EXHIBIT 12.2


                                 CALAIR L.L.C.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)



                                             THREE
                                             MONTHS
                                             ENDED
                                            6/30/98
                                            -------
 Earnings:
      Net loss
        Taxes,                             $   (221)
      Plus:
          Interest Expense                    2,298
                                           --------
                                              2,077
                                           --------

 Fixed Charges:
      Interest Expense                        2,298
                                           --------
 Total Fixed Charges                          2,298
                                           --------

 Coverage Deficiency                      $    (221)
                                           ========

 Coverage Ratio                                 N/A
                                           ========